Exhibit 99.1

NEWS RELEASE Lakes Entertainment, Inc. 130 Cheshire Lane, Suite 101 Minnetonka, MN 55305 952-449-9092 952-449-9353 (fax) www.lakesentertainment.com (LACO)

INVESTOR RELATIONS CONTACT:
William Schmitt — Integrated Corporate Relations
203-682-8200, investorrelations@lakesentertainment.com
FOR FURTHER INFORMATION CONTACT:
Timothy Cope — 952-449-7030

FOR IMMEDIATE RELEASE:
October 30, 2008

LAKES ENTERTAINMENT TO HOST CONFERENCE CALL AND
WEBCAST ON THIRD QUARTER 2008 RESULTS
MINNEAPOLIS — October 30, 2008 — Lakes Entertainment, Inc. (NASDAQ: LACO) announced it will host a conference call and webcast to discuss the Company’s third quarter 2008 financial results on Thursday, November 6, 2008, at 1:00 p.m. CST (2:00 p.m. EST). The Company will issue financial results prior to the call.
Chairman of the Board and Chief Executive Officer Lyle Berman, and President and Chief Financial Officer Tim Cope will recap the third quarter 2008 results and provide a business update.
WHEN:
Thursday, November 6, 2008
Conference Call: 1:00 p.m. CST (2:00 p.m. EST)
Dial-in Number: (800) 237-9752
Passcode: 70809030
WEBCAST: To listen to a live webcast of the conference call, go to Lakes’ web site, www.lakesentertainment.com, and click on “Conference Call.”
The webcast replay will be available from 5:00 p.m. CST, Thursday, November 6, until 11:59 p.m. CST, Friday, December 5, on the Lakes Entertainment website at www.lakesentertainment.com. Listening to the webcast requires speakers and Windows Media Player. If you do not have Media Player, download the free software at www.windowsmedia.com.

If you do not have Internet access and want to listen to an audio replay, call (888) 286-8010 and enter conference call code 89055896. The audio replay will be available beginning at 3:00 p.m. CST on Thursday, November 6, until 11:59 p.m. CST, Thursday, November 20, 2008.
About Lakes Entertainment
Lakes Entertainment, Inc. currently has development and management or financing agreements with four separate Tribes for casino operations in Michigan, California, and Oklahoma, for a total of five separate casino sites. Lakes is currently managing the Cimarron Casino for the Iowa Tribe of Oklahoma and the Four Winds Casino Resort for the Pokagon Band of Potawatomi Indians. Lakes is also involved in other business activities, including possible development of a Company owned casino resort project in Vicksburg, Mississippi and the development of new table games for licensing to Tribal and non-Tribal casinos. The Company also owns approximately 61 percent of WPT Enterprises, Inc. (NASDAQ: WPTE), a separate publicly held media and entertainment company engaged in the creation of internationally branded entertainment and consumer products driven by the development, production and marketing of televised programming based on gaming themes, including the World Poker Tour® television series, the operation of an online gaming website, the licensing and sale of branded products and the sale of corporate sponsorships. As a result of a previously announced dividend of the shares of WPTE that Lakes owns, Lakes will no longer have an ownership interest in WPTE after November 21, 2008.

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Lakes Entertainment, Inc.) contains statements that are forward-looking, such as statements relating to plans for future expansion and other business development activities as well as other capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the company. These risks and uncertainties include, but are not limited to, passage of the Ohio casino resort initiative on the November 4, 2008 Ohio statewide election ballot or if the referendum passes, that it will not subsequently be challenged or that other developments will not prevent or delay the project; need for potential future financing to meet Lakes’ development needs, including financing needs related to the Ohio casino resort initiative; those relating to the inability to complete or possible delays in completion of Lakes’ casino projects, including various regulatory approvals and numerous other conditions which must be satisfied before completion of these projects; possible termination or adverse modification of management or development contracts; Lakes operates in a highly competitive industry; possible changes in regulations; reliance on continued positive relationships with Indian tribes and repayment of amounts owed to Lakes by Indian tribes; possible need for future financing to meet Lakes’ expansion goals; risks of entry into new businesses; reliance on Lakes’ management. For more information, review the company's filings with the Securities and Exchange Commission.

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